CUSIP NO. 457153 10 4                 13G                          Page 65 of 71



                                                                     EXHIBIT 1



                          Names of Reporting Persons


1.   Martha R. Ingram

2.   Orrin H. Ingram, II

3.   John R. Ingram

4.   David B. Ingram

5.   Robin B. Ingram Patton

6. QTIP Marital Trust Created Under the E. Bronson Ingram Revocable Trust Agreement Dated January 4, 1995

7.   E. Bronson Ingram 1995 Charitable Remainder 5% Unitrust

8.   Martha and Bronson Ingram Foundation

9.   E. Bronson Ingram 1994 Charitable Lead Annuity Trust

10.  Ingram Charitable Fund, Inc.

11. Trust for Orrin Henry Ingram, II, Under Agreement with E. Bronson Ingram Dated October 27, 1967

12. Trust for Orrin Henry Ingram, II, Under Agreement with E. Bronson Ingram Dated June 14, 1968

13. Trust for Orrin Henry Ingram, II, Under Agreement with Hortense B. Ingram Dated December 22, 1975

14.  The Orrin H. Ingram Irrevocable Trust Dated July 9, 1992

15. Trust for The Benefit Of Orrin H. Ingram Established by Martha R. Rivers Under Agreement Of Trust Originally Dated April 30, 1982, as Amended

16.  The Orrin H. Ingram Annuity Trust 1999

17.  The Orrin and Sara Ingram Family 1997 Generation Skipping Trust

18. Trust for John Rivers Ingram, Under Agreement with E. Bronson Ingram Dated October 27, 1967

19. Trust for John Rivers Ingram, Under Agreement with E. Bronson Ingram Dated June 14, 1968


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20.  Trust for John Rivers Ingram, Under Agreement with Hortense B. Ingram
     Dated December 22, 1975

21.  The John R. Ingram Irrevocable Trust Dated July 9, 1992

22. Trust for the Benefit of John R. Ingram Established by Martha R. Rivers Under Agreement of Trust Originally Dated April 30, 1982, as Amended

23.  The John and Stephanie Ingram Family 1996 Generation Skipping Trust

24.  The John Rivers Ingram Annuity Trust 1999

25.   The John Rivers Ingram Annuity Trust 2000

26. Trust for David B. Ingram, Under Agreement with E. Bronson Ingram Dated October 27, 1967

27. Trust for David B. Ingram, Under Agreement with E. Bronson Ingram Dated June 14, 1968

28. Trust for David B. Ingram, Under Agreement with Hortense B. Ingram Dated December 22, 1975

29.  The David B. Ingram Irrevocable Trust Dated July 9, 1992

30. Trust for the Benefit of David B. Ingram Established by Martha R. Rivers Under Agreement of Trust Originally Dated April 30, 1982, as Amended.

31.  David and Sarah Ingram Family 1996 Generation Skipping Trust

32.  The David Bronson Ingram Annuity Trust 1999

33.  The David Bronson Ingram Annuity Trust No. 2 1999

34.  The David Bronson Ingram Annuity Trust No. 3 1999

35.  The David Bronson Ingram Annuity Trust 2000

36. Trust for Robin Bigelow Ingram, Under Agreement with E. Bronson Ingram Dated October 27, 1967

37. Trust for Robin Bigelow Ingram, Under Agreement with E. Bronson Ingram Dated June 14, 1968


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38.  Trust for Robin Bigelow Ingram, Under Agreement with Hortense B. Ingram
     Dated December 22, 1975

39.  The Robin Ingram Patton Irrevocable Trust Dated July 9, 1992

40. Trust for the Benefit of Robin B. Ingram Established by Martha R. Rivers Under Agreement of Trust Originally Dated April 30, 1982, as Amended

41. Wilson Rivers Patton/Minor's Trust Established by Richard C. Patton Under Agreement of Trust Dated December 27, 1994

42. Reid Ingram Patton/Minor's Trust Established by Robin Ingram Patton Under Agreement Dated December 19, 1997

43. Crawford Bronson Patton/Minor's Trust Established by Robin Ingram Patton Under Agreement Dated December 19, 1997

44.  SunTrust Bank, Atlanta